UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

895 Don Mills Road,
Bldg. 2, Suite 900
Toronto, Ontario	M3C 1W3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 1.01      Entry into a Material Definitive Agreement

Share Exchange Agreement

            On July 12, 2019, following the filing of the Amendment (as defined below) to create the Series B Preferred Shares (as defined below), Sphere 3D Corp. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with FBC Holdings SÀRL (“FBC”) to exchange the 6,500,000 Series A Preferred Shares held by FBC for 6,500,000 Series B Preferred Shares.

            The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Amendment to the Exchange and Buy-Out Agreement

            On November 13, 2018, the Company entered into an Exchange and Buy-Out Agreement (the “Exchange and Buy-Out Agreement”), by and among the Company, FBC, Silicon Valley Technology Partners Inc. (“SVTP”) and MF Ventures LLC (“MFV”) which was previously disclosed on Form 8-K filed on November 14, 2018. Under the terms of the Exchange and Buy-Out Agreement, (i) the Company granted FBC the right to exchange up to 2,500,000 of Series A Preferred Shares held by FBC for up to all of the shares of SVTP (the “SVTP Shares”) held by the Company (the “Exchange Right”), and (ii) MFV and SVTP have the right to purchase up to 2,120,301 of the SVTP Series A Preferred Shares held by FBC plus up to 2,500,000 Series A Preferred Shares held by FBC (or, following exercise of the Exchange Right by FBC, the SVTP Shares held by FBC).

            On July 12, 2019, in connection with the Share Exchange Agreement, the Company entered into an amendment to the Exchange and Buy-Out Agreement (the “Amendment to the Exchange and Buy-Out Agreement”) by and among the Company, FBC, SVTP and MFV such that the rights and obligations under the Exchange and Buy-Out Agreement would apply to the Series B Preferred Shares in respect of which the Series A Preferred Shares were exchanged under the Share Exchange Agreement.

            The foregoing description of the Exchange and Buy-Out Agreement is qualified in its entirety by reference to the Exchange and Buy-Out Agreement, a copy of which was attached as Exhibit 10.3 to Form 8-K filed on November 14, 2018. The foregoing description of the Amendment to the Exchange and Buy-Out Agreement is qualified in its entirety by reference to the Amendment to the Exchange and Buy-Out Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Item 5.03      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            Pursuant to the articles of incorporation of the Company, as amended, the Company is authorized to issue an unlimited number of Preferred Shares, issuable in series and the directors are authorized to fix the number of shares in each series of Preferred Shares and to determine the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares.

            On July 8, 2019, the directors of the Company passed a resolution authorizing the filing of articles of amendment to create a second series of Preferred Shares, being, an unlimited number of series B preferred shares (the “Series B Preferred Shares”) and to provide for the rights, privileges, restrictions and conditions attaching thereto. The rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares are substantially the same as the series A preferred shares (the “Series A Preferred Shares”) of the Company, save and except that the requirement for the Company to redeem all of the issued and outstanding Series A Preferred Shares on or before November 13, 2020 has been amended to provide that the Company shall only be required to redeem 1,000,000 Series B Preferred Shares on or before November 13, 2020 and any other outstanding Series B Preferred Shares may be redeemed at any time and from time to time after December 19, 2019 at the option of the Company.

            On July 12, 2019, the Company filed Articles of Amendment to create the Series B Preferred Shares (the “Amendment”). The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference into this report.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Number

10.1	Share Exchange Agreement between FBC Holdings SÀRL and the Company dated July 12, 2019
10.2	Amendment to the Share Exchange and Buyout Agreement by and among the Company, FBC Holdings SÀRL, Silicon Valley Technology Partners Inc. and MF Ventures LLC dated July 12, 2019.
3.1	Certificate and Articles of Amendment of the Company dated July 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 12, 2019

SPHERE 3D CORP.

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit	Description
Number

10.1	Share Exchange Agreement between FBC Holdings SÀRL and the Company dated July 12, 2019
10.2	Amendment to the Share Exchange and Buyout Agreement by and among the Company, FBC Holdings SÀRL, Silicon Valley Technology Partners Inc. and MF Ventures LLC dated July 12, 2019.
3.1	Certificate and Articles of Amendment of the Company dated July 12, 2019.